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                                                                 EXHIBIT 5.1










                 [CADWALADER, WICKERSHAM & TAFT LETTERHEAD]


                                                 November 22, 1996


Hoenig Group Inc.
Royal Executive Park
4 International Drive
Rye Brook, New York  10573

     Re: Hoenig Group Inc.
         Registration Statement on Form S-8

Ladies and Gentlemen:



   We have acted as counsel to Hoenig Group Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to, among other things, the offer and sale of up to an aggregate of 500,000 shares (the "Shares") of its Common Stock, par value $.01 per share, issuable pursuant to the Company's 1996 Employee Stock Purchase Plan (the "1996 Plan"). The 1996 Plan has been filed as an exhibit to the Registration Statement.

   In rendering the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. Based upon the foregoing and upon such examination of law as we have deemed necessary, we are of the opinion that (1) the Shares have been duly authorized under the Company's Certificate of Incorporation and (2) when issued and paid for as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

   The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

   We hereby consent to the reference to this firm under the caption "Legal Matters" in the resale prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.



                                                              Yours very truly,